MEMORANDUM


FOR        Francois W. Sauer, M.D.

FROM       Neal Patterson

DATE       August 1, 1997

SUBJECT    CPP Participation

REQUIRED
ACTION     Review Documentation


This  memo  serves as formal documentation for  your  Cerner
Performance Plan (CPP) for Q4 of 1997. As a reminder, your annual
CPP opportunity is $100,000.

Effective 4/1/97, your 1997 Cerner Performance Plan will be comprised of the following metrics:
-    Corporate EPS Growth
-    International EPS Growth

These   CPP   metrics   carry  an  opportunity   for   "over
achievement", with the potential to earn up to 130%  of  the
target   bonus   level  when  actual  attainment   surpasses
objectives.

Relative to your specific Cerner Performance Plan, in your role as an executive of this company, we feel strongly that a portion of your variable cash compensation be tied directly to Corporate Earnings Per Share (EPS) Growth. The EPS targets that we have established are tied directly to the financial plan for the company, set somewhat higher than current street expectations but squarely reflective of the bookings and spending plans (at control plan level) created by the broad management team. The Corporate EPS Growth metric has cumulative year-to-date targets as follows:


Corporate EPS
Growth              Q4
------------------------
75% Payout        $0.42
100% Payout       $0.50
120% Payout       $0.60
130% Payout       $0.70


The International EPS Growth metric has cumulative year-to-date targets as follows:


International EPS
Growth              Q4
-------------------------
75% Payout         $0.10
100% Payout        $0.11
120% Payout        $0.13
130% Payout        $0.15



Your participation in CPP is terminated immediately in the event of termination of employment. You will be entitled to payment for any earned but not paid amounts. Payments are considered earned only for completed quarters; i.e., if participation is terminated before the end of the quarter, no incentives will be paid for that quarter.

This plan may be modified during the plan year to coincide with corporate objectives.


/s/Neal L. Patterson
Neal L. Patterson
Chairman and Chief Executive Officer